Exhibit 32.1

WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. 1350

Solely for the purpose of complying with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Veri-Tek International, Corp. (the “Company”), hereby certify that, to the best of our knowledge, Amendment No. 1 to the Annual Report of the Company on Form 10-K/A for the year ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ DAVID J. LANGEVIN
Name:	David J. Langevin
Title:	Chairman and Chief Executive Officer
(Principal Executive Officer
of Veri-Tek International, Corp.)

Date: May 16, 2007

By:	/s/ DAVID H. GRANSEE
Name:	David H. Gransee
Title:	Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer
of Veri-Tek International, Corp.)

Date: May 16, 2007